Back to Contents

Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 28, 1999 and to all references to our Firm included in or made a part of this Amendment No.1 to registration statement on Form S-1.

Schuhalter, Coughlin & Suozzo, PC
Raritan, New Jersey
January 26, 2004